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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. of the following:


(1) our report dated February 5, 2001, except for footnotes 1 and 20, as to which the date is March 28, 2001, relating to the financial statements of FelCor Lodging Trust Incorporated, which appears in the FelCor Lodging Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 2000;

(2) our reports dated (i) February 5, 2001, relating to the financial statement schedule of FelCor Lodging Trust Incorporated and (ii) March 7, 2001, relating to the financial statements of DJONT Operations, L.L.C., both of which appear in the FelCor Lodging Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 2000;

(3) our report dated February 5, 2001, except for footnotes 1 and 20, as to which the date is March 28, 2001, relating to the financial statements of FelCor Lodging Limited Partnership, which appears in the FelCor Lodging Limited Partnership Annual Report on Form 10-K for the year ended December 31, 2000, and

(4) our report dated February 5, 2001, relating to the financial statement schedule of FelCor Lodging Limited Partnership which appears in the FelCor Lodging Limited Partnership Annual Report on Form 10-K for the year ended December 31, 2000.


We also consent to the references to us under the headings "Experts", "Summary Historical Financial Information" and "Selected Historical Consolidated Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Dallas, Texas
August 27, 2001